Exhibit 99.1

CareDx Announces Pricing of Upsized Public Offering of

Common Stock

BRISBANE, Calif., October 5, 2017 (GLOBE NEWSWIRE) — CareDx, Inc. (Nasdaq: CDNA), a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant patients, today announced the pricing of its underwritten public offering of 4,341,600 shares of its common stock at a price to the public of $4.00 per share. In addition, the Company granted the underwriters a 30-day option to purchase up to 651,240 additional shares of its common stock to cover over-allotments, if any. All of the shares of common stock in the offering are being sold by CareDx.

The Company expects to close the offering on or about October 9, 2017, subject to the satisfaction of customary closing conditions.

Craig-Hallum Capital Group is acting as sole book-running manager for the offering. H.C. Wainwright & Co. is acting as co-manager for the offering.

The Company anticipates the aggregate net proceeds from the offering will be approximately $15.9 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, but excluding any exercise of the underwriters’ option to purchase additional shares of common stock. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The securities described above were offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-220319) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on October 4, 2017, and a registration statement on Form S-1 (File No. 333-22080) filed by the Company with the SEC on October 4, 2017, which became effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended. The securities may be offered only by means of a prospectus. A preliminary prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus, and when available, copies of the final prospectus relating to the offering may be obtained from Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402, by telephone at (612) 334-6300 or by email at prospectus@chlm.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CareDx

CareDx, Inc., headquartered in Brisbane, California, is a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant recipients. CareDx offers products across the transplant testing continuum, including AlloMap® and AlloSure™ for post-transplant surveillance and Olerup SSP®, Olerup QTYPE®, and Olerup SBT™ for pre-transplant HLA testing.

For more information, please visit: www.CareDx.com.

Forward Looking Statements

This press release includes forward-looking statements, including statements relating to the underwritten public offering and the expected net proceeds of the offering. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including risks associated with market conditions and the satisfaction of customary closing conditions related to the public offering, as well as general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed by CareDx with the SEC on April 21, 2017 and the periodic reports that CareDx has subsequently filed with the SEC, and the preliminary prospectus related to the public offering filed with the SEC on October 2, 2017. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

CONTACTS:

CareDx, Inc.

Sasha King

Chief Commercial Officer

415-287-2393

sking@caredx.com

Investor Relations

David Clair

Integrated Corporate Relations, Inc.

646-277-1266

david.clair@icrinc.com